Exhibit 4.1
FORM OF PARTNERSHIP UNIT CERTIFICATE
CERTIFICATE FOR PARTNERSHIP UNITS OF
BIOMED REALTY, L.P.

No.	UNITS
     BioMed Realty Trust, Inc., as the General Partner of BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), hereby certifies that                                          is a Limited Partner of the Operating Partnership whose Partnership Interests therein, as set forth in the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated January 18, 2007 (the “Partnership Agreement”), under which the Operating Partnership is existing (copies of which are on file at the Operating Partnership’s principal office at 17190 Bernardo Center Drive, San Diego, California 92128), represent                      units of limited partnership interest in the Operating Partnership.
     THE UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT, THE UNITS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE GENERAL PARTNER AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. THIS CERTIFICATE EVIDENCES AN INTEREST IN THE OPERATING PARTNERSHIP AND SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF CALIFORNIA AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OTHER APPLICABLE JURISDICTION.

DATED:	BIOMED REALTY TRUST, INC.

General Partner of
BioMed Realty, L.P.

ATTEST:

By:	By: